EXHIBIT D

                  REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement dated as of September 25, 1996, between Super Vision International, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation") and Hayward Industries, Inc., a corporation duly organized and validly existing under the laws of the State of New Jersey (hereinafter referred to as the "Purchaser").

                      W I T N E S S E T H :

     WHEREAS, the Corporation and the Purchaser are parties to a Stock Purchase Agreement dated as of September 25, 1996 (hereinafter referred to as the "Purchase Agreement") providing for, among other matters, the issuance and delivery by the Corporation to the Purchaser of certain shares (hereinafter referred to as the "Closing Shares") of the class A common stock, $.001 par value (as the same may be constituted from time to time hereinafter referred to as the "Common Stock"), of the Corporation and its Initial Warrants and Protective Warrants (as defined in the Purchase Agreement), each dated this date (hereinafter referred to as the "Warrants") exercisable with respect to the number of shares of Common Stock specified therein (hereinafter referred to as the "Warrant Shares" and, together with the Closing Shares, the "Transaction Shares") of Common Stock; and

     WHEREAS, the Purchaser has also entered into an agreement dated as of September 25, 1996 (hereinafter referred to as the "Option Agreement") with Brett Kingstone (hereinafter referred to as the "Seller") providing for the purchase, at the election of the Purchaser, of certain securities of the Corporation covered thereby (hereinafter referred to as the "Option Shares"); and

     WHEREAS, it is a condition to the acquisition and acceptance by the Purchaser of the Closing Shares and the Warrants that the Corporation execute and deliver this Agreement to the Purchaser;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained the parties hereto hereby agree as follows:
                            ARTICLE I

                           DEFINITIONS

     As used in this Agreement, the following additional terms shall have the following respective meanings:

     The term "Mandatory Registration" shall have the meaning set forth in Paragraph A of Article III hereof.

     The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

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     The term "Incidental Registration" shall have the meaning set forth in Paragraph A of Article IV.

     The term "a majority of the Registrable Securities" shall mean more than 50% of the number of shares of the Registrable Secu-rities, and shall apply mutatis mutandi whenever a percentage of Registrable Securities greater than a majority is required in this Agreement.

     The term "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     The term "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

     The term "Registration Expenses" shall have the meaning set forth in Article VII.

     The term "Registrable Securities" shall mean (i) the Transaction Shares, (ii) the Option Shares, and (iii) any securities issued or issuable with respect to the securities referred to in clauses (i) and/or (ii) immediately preceding by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted
Security.

     The term "Registration Statement" shall mean any registration statement of the Corporation which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments (including post-effective amendments) and supplements to such Registration Statement.

     The term "Restricted Securities" shall mean any security unless or until: (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it; (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act; or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing a restrictive legend pursuant to the Securities Act and not subject to any stop transfer order has been delivered by or on behalf of the Corporation.

     The term "Securities Act" shall mean the Securities Act of 1933, as amended, as amended from time to time.

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     The term "Selling Expenses" shall have the meaning set forth in Article VII.

     The term "SEC" shall mean the Securities and Exchange
Commission.

     The term "underwritten registration" or "underwritten offering" shall mean a registration in which securities of the Corporation are sold pursuant to a firm commitment underwriting to an underwriter at a fixed price for reoffering or pursuant to agency or best efforts arrangements with an underwriter.

                           ARTICLE II

              SECURITIES SUBJECT TO THIS AGREEMENT

     A. Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

     B. Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected, and whether or not such Registrable Securities or such rights are in the name of a nominee or custodian, and disregarding any contractual conditions relating to the exercise of such right. Without limiting the generality of the foregoing, each holder of the Warrants shall be deemed a holder of Registrable Securities. Notwithstanding the foregoing, no beneficiary of any rights under the Option Agreement shall be deemed to hold any Option Shares unless and until the conditions to release thereof to the Seller pursuant to the escrow agreement dated January 21, 1994 between the Seller and the Corporation have been met.

                           ARTICLE III

                     MANDATORY REGISTRATION

     A.   Required Registration. The Corporation covenants that:

          (i) as promptly as practicable subsequent to the date hereof (but in no event later than the first anniversary of the date hereof), and

          (ii) as promptly as practicable after the exercise of any Warrants (but in no event later than the first anniversary of the date of such exercise), and

          (iii) as promptly as practicable after the acquisition of any Option Shares pursuant to the Option Agreement (but in no event later than the first anniversary of such acquisition),

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it shall prepare and file with the Securities and Exchange
Commission a Registration Statement covering the proposed offer and sale of such Registrable Securities (each herein referred to as a "Mandatory Registration"); provided, however, that, subject to compliance with applicable securities laws, the Corporation, at its option, may in any such case earlier prepare and file with the Securities and Exchange Commission a Registration Statement with respect to all such Registrable Securities at any time after the date of this Agreement (it being understood and agreed that the obligations of the Corporation under clauses (ii) and (iii) immediately preceding shall not be deemed satisfied under such earlier filed Registration Statement unless such Registration Statement is kept effective through the period required under Paragraph B of Article VI hereof (but with the applicable period measured by initial reference in each case to the date of exercise of the Warrants, or acquisition of the Option Shares, requiring such Mandatory Registration), failing which an additional Mandatory Registration or Mandatory Registrations shall be effectuated as contemplated without reference to this proviso).

     B. Expenses. The Corporation shall pay all Registration Expenses related to each such registration, whether or not the Registration Statement with respect to such registration has become effective, and all other expenses incurred by the Corporation in complying with this Article III. All Selling Expenses related to such registration shall be borne by the participating sellers (including the Corporation, if a seller), in proportion to the number of shares sold by each, or by such sellers as they may agree.

     C.   Incidental Rights to Mandatory Registrations

          The Corporation and any of its securityholders shall have the right to include any of the Corporation's securities in any registration initiated under Paragraph A of this Article III. If any securityholders of the Corporation (other than the holders of Registrable Securities in such capacity) register securities of the Corporation in a Mandatory Registration (in accordance with the provisions of this Paragraph C), such holders shall pay the fees and expenses of counsel to such holders and the incremental amount of Registration Expenses incurred as a result of their participation unless the Corporation has agreed to pay such expenses and, in the opinion of counsel to the Corporation, such payment shall not affect the ability of the Registrable Shares to be qualified under the blue sky laws of any jurisdiction.

                           ARTICLE IV

                    INCIDENTAL REGISTRATIONS

     A. Notice and Request for Incidental Registration. Whenever the Corporation proposes to register any of its securities under the Securities Act, other than pursuant to a Mandatory Registration or a registration on Forms S-4 or S-8 or comparable forms
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(hereinafter referred to as an "Incidental Registration"), the
Corporation shall give written notice to all holders of Registrable Securities of its intention to effect such a registration not later than the earlier to occur of (i) the tenth day following receipt by the Corporation of notice of exercise of other demand registration rights or (ii) 45 days prior to the anticipated filing date. Subject to the provisions of Paragraphs C and D of this Article IV, the Corporation shall include in such Incidental Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within 15 business days after the receipt by the applicable holder of the Corporation's notice. If an Incidental Registration is an underwritten offering effected:

          (i) under Paragraph C of this Article IV hereof, all Persons whose securities are included in the Incidental
     Registration shall be obligated to sell their securities on the same terms and conditions as apply to the securities being issued and sold by the Corporation; or

          (ii) under Paragraph D of this Article IV hereof, all Persons whose securities are included in the Incidental Registration shall be obligated to sell their securities on the same terms and conditions as apply to the securities being sold by the Person or Persons who initiated the Incidental Registration under said paragraph.

     B. Incidental Registration Expenses. The Corporation shall pay all Registration Expenses related to such registration, or incurred as a result of the participation in an Incidental Registration of the holders of Registrable Securities, whether or not the Registration Statement with respect to such registration has become effective,and all other expenses incurred by the Corporation in complying with this Article IV. Any Selling Expenses related to such registration shall be borne by the participating sellers (including the Corporation, if a seller), in proportion to the number of shares sold by each, or by such sellers as they may agree.

     C. Priority on Underwritten Primary Registration. If an Incidental Registration is an underwritten primary registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that in their sole discretion the total number or dollar amount of securities requested to be included in such registration would reduce the number of shares to be offered by the Corporation or interfere with the successful marketing of the shares of stock offered by the Corporation, the Corporation shall include in such registration:

          (i) first, all securities the Corporation proposes to sell; and

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          (ii) second, the Registrable Securities and such other
     securities (provided such securities are of the same class as the securities being sold by the Corporation) requested to be included in such registration in excess of the number of securities the Corporation proposes to sell which, in the sole discretion of such underwriters, would not interfere with the successful marketing of the shares of stock offered by the Corporation (allocated pro rata among the holders of such Registrable Securities and other securities on the basis of the number of securities requested to be included therein by each such holder).

     D. Priority on Underwritten Secondary Registration. If an Incidental Registration is an underwritten secondary registration on behalf of holders of the Corporation's securities, and the managing underwriters advise the Corporation in writing that in their sole discretion the number of securities requested to be included in such registration would reduce the number of shares to be offered by the securityholders initiating such registration or interfere with the successful marketing of the shares of stock offered by the securityholders initiating such registration, the Corporation shall include in such registration:

          (i) first, all securities requested to be included in such registration by the securityholders initiating such registration; and

          (ii) second, up to the full number of Registrable Securities and such other securities (provided such securities are of the same class as the securities being sold by the Corporation) requested to be included in such registration in excess of the number of securities the securityholders initiating such registration propose to sell which, in the sole discretion of such underwriters, would not interfere with the successful marketing of the shares of stock offered by the securityholders initiating such registration (allocated pro rata among the holders of such Registrable Securities and other securities on the basis of the number of securities requested to be included therein by each such holder).

     E. Selection of Underwriters. If any Incidental Registration is an underwritten offering, the Corporation shall have the right to select the investment banker or investment bankers and manager or managers to administer the offering.

                            ARTICLE V

                       HOLDBACK AGREEMENTS

     Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Article IV hereof agrees, if requested by the managing underwriters, not to effect any public sale or distribution of securities of the Corporation of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration) during the 30-day period prior to, and during the 180-day period beginning on, the closing date of each underwritten offering of Registrable Securities made pursuant to such Registration Statement, to the extent timely notified in writing by the Corporation or the managing underwriters. The foregoing provisions shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering any such agreement.

                           ARTICLE VI

                     REGISTRATION PROCEDURES

     Whenever Registrable Securities are required to be registered pursuant to this Agreement, the Corporation shall use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Corporation shall as expeditiously as possible:

     A. prepare and file with the SEC, not later than twelve months after required to file a Registration Statement for a Mandatory Registration, a Registration Statement on a form for which the Corporation then qualifies which is satisfactory to the Corporation and the holders of a majority of the Registrable Securities being registered and which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Corporation shall furnish to a representative designated by the holders of a majority of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the review of such holders, and the Corporation shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which the holders of a majority of the Registrable Securities covered by such Registration Statement, if any, shall reasonably object;

     B. prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than six months (or, in the event of a Mandatory Registration, and subject to the provisions with respect to measurement of such period under the proviso contained in Paragraph A of Article III hereof, three years), or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act (except that, in each case upon prior written notice to the holders of Registrable Securities covered by such Prospectus, the Corporation shall not be obligated to maintain the currentness of the Prospectus for up to three periods not in excess of 90 days in the aggregate in each calendar year after registration, if the Board of Directors of the Corporation in good faith determines that the best interests of the Corporation would be materially impaired by disclosure at that time in the Prospectus of material, non-public information with respect to the Corporation); and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

     C. notify the selling holders of Registrable Securities promptly,

          (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

          (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

          (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

          (iv) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

          (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

     D. make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration
Statement at the earliest possible moment;

     E. if requested by a holder of Registrable Securities being sold, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the holders of a majority of the Registrable Securities being sold and their respective counsel reasonably conclude should be included in the

Registration Statement, so that such Registration Statement conforms in both form and substance to the requirements of the Securities Act, and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or posteffective amendment; in each case under this Paragraph E subject to the exception contained under Paragraph B of this
Article VI;

     F. promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to a representative designated by the holders of a majority of Registrable Securities covered by the Registration Statement, make the Corporation's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders may reasonably request;

     G. furnish to each selling holder of Registrable Securities, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     H. deliver to each selling holder of Registrable Securities without charge, a reasonable number of copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request (and the Corporation hereby consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto);

     I. prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     J.   cooperate with the selling holders of Registrable
Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

     K.   upon the occurrence of any event contemplated by clause
(v) of Paragraph C of this Article VI, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; in each case under this Paragraph K subject to the exception contained under Paragraph B of this Article VI;

     L. cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Corporation are then listed if requested by the holders of a majority of such Registrable Securities if the listing of such securities is then permitted under the rules of such exchange;

     M. take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities as may be reasonably requested by the selling holders of Registrable Securities;

     N. make available for inspection by a representative of the sellers of Registrable Securities, and any attorney, accountant or other agent retained by the sellers, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors and employees to supply all information reasonably requested by any such representative, attorney, accountant or agent solely for use in connection with such registration statement; provided, however, that any records, information or documents that are designated by the Corporation in writing as confidential shall be kept confidential by such Persons pursuant to such reasonable confidentiality agreements as the Corporation may request;

     O. otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Corporation's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve-month periods.

                           ARTICLE VII

                REGISTRATION AND SELLING EXPENSES

     For purposes of this Agreement, all underwriting discounts and selling commissions, and transfer taxes and fees and expenses of counsel to the holders of Registrable Securities, applicable to the sale of Registrable Securities (all such expenses being herein
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referred to as "Selling Expenses"), and all expenses incident to the Corporation's performance of or compliance with this Agreement, including without limitation:

     A. all registration and filing fees (including with respect to filings required to be made with the National Association of Securities Dealers, Inc.);

     B. fees and expenses of compliance with securities or blue sky laws;

     C.   printing, messenger, telephone and delivery expenses;

     D.   fees and disbursements of counsel for the Corporation;

     E. fees and disbursements of all independent certified public accountants of the Corporation; and

     F. fees and expenses of other Persons retained by the Corporation;

(all such expenses being herein called "Registration Expenses") shall be borne as provided in this Agreement; it being understood and agreed that the Corporation shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit conducted at the end of the Corporation's fiscal year in the ordinary course of business, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange and securities association.

                          ARTICLE VIII

                         INDEMNIFICATION

     A. Indemnification by Corporation. The Corporation agrees to indemnify, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors, employees and agents and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such holder expressly for use therein or by such holder's failure to deliver a copy of the Registration Statement or Prospectus after the Corporation has furnished such holder with a sufficient number of copies of the same.

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     B.   Indemnification by Holder of Registrable Securities. In
connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the Corporation, its directors, officers, employees and agents and each Person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to the Corporation specifically for inclusion in such Registration Statement or Prospectus. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     C. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the reasonable fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person, or
(c) in the reasonable judgment of any such Person and the indemnifying party, based upon advice of their respective counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party shall be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume
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the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

     D.   Contribution. If the indemnification provided for in this
Article VIII is unavailable or insufficient to hold harmless an indemnified party under Paragraphs A or B immediately preceding, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in said Paragraphs A or B, in such proportion as is appropriate to reflect the relative fault of the Corporation, on the one hand, and the participating holders of Registrable Securities, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation on the one hand or such holders on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this Paragraph D were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the prior provisions of this Paragraph D. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the prior provisions of this Paragraph
D shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this Paragraph D. Notwithstanding the provisions of this Paragraph D, no participating holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the net proceeds received from the sale of its shares exceeds the amount of any damages that it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Paragraph D no person guilty of fraudulent misrepresentation (within the meaning of Section V(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           ARTICLE IX

                            RULE 144

     The Corporation covenants that it shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

                            ARTICLE X

           PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

     No holder of Registrable Securities may participate in any underwritten registration under Article IV hereof unless such holder (i) agrees to sell such holder's securities on the basis and pursuant to the terms provided in any underwriting approved by the Corporation or the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                           ARTICLE XI

                          MISCELLANEOUS

     A. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Corporation agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     B. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as follows:

          (1)  if to the Corporation:

               2442 Viscount Row
               Orlando, Florida 32809
               with a copy to:

               Alison Newman, Esq.
               Bachner, Tally, Polevoy & Misher LLP
               380 Madison Avenue
               New York, New York  10017-2590

          (2)  if to the Purchaser:

               900 Fairmount Avenue
               Elizabeth, New Jersey 07207

               with a copy to:

               Howard Kailes, Esq.
               Krugman, Chapnick & Grimshaw
               Park 80-West Plaza Two
               Saddle Brook, New Jersey 07663-5835


Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

     C. Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior understandings, arrangements, and agreements with respect to the subject matter hereof. No modification hereof shall be effective unless in writing and signed by the party against Which it is sought to be enforced.

     D. Further Action. Each of the parties hereto shall use such party's best efforts to take such actions as may be necessary or reasonably requested by the other party hereto to carry out and consummate the transactions contemplated by this Agreement.

     E. Successors and Assigns. The registration rights granted to the Purchaser under Article III and under Article IV may be transferred to a transferee who acquires any Transaction Shares or the Warrants, or any of them, or the Purchaser's rights under the Option Agreement, which transfer shall be effective when the Corporation is given written notice by the transferor at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under
Article III and IV are being assigned; provided, however, that the rights granted hereunder shall not inure to the benefit of any subsequent holder of Registrable Securities who purchased such Registrable Securities in a registered public offering or pursuant to Rule 144 promulgated under the Securities Act.

     F. Notice of Shares. All references herein to numbers of shares of Registrable Securities shall be subject to appropriate adjustment for stock splits, stock dividends and recapitalizations of the Corporation.

     G. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable in the case of agreements made and to be performed entirely within such State.

     H. Captions. The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

     I. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATTEST:                       SUPER VISION INTERNATIONAL, INC.


s/Michelle F. Ames
----------------------        By s/Brett Kingstone
                                ------------------------------


ATTEST:                       HAYWARD INDUSTRIES, INC.


s/Reuven Har-Even
-----------------------       By s/Anthony T. Castor
                                -----------------------------